SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

IMAGE ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

LIONS GATE ENTERTAINMENT CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     On August 4, 2006, Lions Gate Entertainment Corp. (the “Reporting Person”) filed with the Securities and Exchange Commission an amendment to its Schedule 13D with respect to its ownership of shares of Image Entertainment, Inc. (the “Company”). The amendment contained the following statements in its Item 4 disclosure:
Item 4. Purpose of the Transaction
“Item 4 of the Schedule 13D is hereby amended to add the following sentence:
Eric K. Doctorow has submitted to the Reporting Person written notice of his withdrawal as a nominee for election to the Image board of directors because he has accepted a full-time position as General Manager, MGM Worldwide, for Twentieth Century Fox Home Entertainment. On August 4, 2006, the Reporting Person notified the Company of its intent to substitute Jack R. Crosby in place of Eric K. Doctorow as a member of the slate of directors the Reporting Person intends to nominate for the 2006 Annual Meeting.”
IMPORTANT INFORMATION
The Reporting Person intends to make a preliminary filing with the Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies for the election of the Nominees at the 2006 Annual Meeting.
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE REPORTING PERSON FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2006 ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND WILL BE AVAILABLE AT NO CHARGE AT THE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE REPORTING PERSON AND THE NOMINEES AND THEIR DIRECT AND INDIRECT INTERESTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 99.1 ATTACHED TO AMENDMENT NO. 4 TO THE SCHEDULE 13D, FILED BY THE REPORTING PERSON ON JUNE 6, 2006.”
     Information relating to the nominees is contained in the Notice attached to the Schedule 14A filed by the Reporting Person on June 6, 2006.